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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 Date of earliest event reported: April 2, 2009

                           NASCENT WINE COMPANY, INC.
               (Exact name of Registrant as specified in charter)

           NEVADA                    333-120949                  82-0576512
(State of Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

            1330 Orange Ave Suite 300
               CORONADO, CALIFORNIA                               92118
      (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (619) 661-0458

           ----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective February 24, 2009, the Board of Directors of Nascent Wine Company, Inc. ("Nascent or the "Registrant" or the "Issuer") engaged the Hollywood Florida firm of Jewett Schwartz Wolfe & Associates ("JSW") as the Independent Registered Public Accountant to audit Nascent's financial statements for the fiscal year ending December 31, 2008 and any interim periods. During the Registrant's two most recent fiscal years and any subsequent interim period, Nascent did not consult with JSW or any of its members about the application of accounting principals to any specified transaction or any other matter.

During the Registrant's most recent fiscal year ended December 31, 2007 and the subsequent interim period, Gruber & Company, LLC of Lake St. Louis Missouri ( "Gruber") reviewer in connection with Nascent's financial statements for the fiscal year ended December 31, 2007 and reviews of financial statements for the quarters ended March 31,2008, June 30, 2008 and September 30, 2008, respectively.

The decision to change accountants was approved by the Board of Directors of Nascent. The engagement effective February 24, 2009 of JSW as the new Independent Registered Public Accountant for Nascent resulted from the termination of the principal accountant which audited Nascent's financial statements for the fiscal year ended December 31, 2007, due to Nascent's and Gruber's inability to agree on proposed fees arrangements for the fiscal year ending December 31, 2008.

During the Registrant's two most recent fiscal years ended December 31, 2007 and the subsequent interim periods, there were no disagreements between the Registrant and Gruber concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Gruber's satisfaction would have caused them to make a reference to the subject matter of the disagreements in connection with their reports; there were no reportable events as described in Item304(a)(1)(v) of Regulation S-K. report dated April 14,, 2008 on Nascent's financial statements for the fiscal year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principals. Report of the Independent Registered Accounting Firm contained a cautionary "going concern" sentence for the fiscal years ended December 31, 2007 and 2006 which indicated Accounting Firm's substantial doubt about Nascent Wine Company, Inc.'s ability to continue as a going concern.

Nascent provided Gruber with a copy of the foregoing disclosures and requested from Gruber a letter addressed to the Commission stating whether Gruber agrees with the statements made by Nascent in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.


ITEM 8.01 --OTHER EVENTS

8.01.01

On March 31,2009 Nascent Wine Company entered into an agreement with Genesis Merchant Partners, LP( "Genesis") to extend the $1,150,000 USD Senior Secured Working Capital Loan ( "Loan"). The Loan will continue to be secured by a first lien on all of the assets of the Company. The Loan and security interest will continue to rank senior to any other debt or any other form of financing outstanding. Employee salary increases, the payment of dividends, will not be permitted while the Loan is outstanding.

The maturity date of the Loan will have a rolling 30 day extension feature whereby an additional 30 day extension may be granted, in addition to the 30 day extension granted at the Closing, at the exclusive option of Genesis, at the end of each month for a total of 6 months, up to and including September 30, 2009.

The first extension of the maturity date granted at the Closing will be until April 30, 2009. Each month the maturity date is extended, a 1.5% of the principal amount outstanding at that time extension fee will be added to the outstanding principal balance.

Interest was reduced from 14% and will accrue at a rate of 10% per annum; payable monthly in arrears, The loan will be an interest only obligation until the final maturity date.

Any further issuance of commercial debt, bank debt, or any other form of financing that would rank more senior to the Loan is prohibited. However, the Company may issue more senior financing if the proceeds of such financing are used to pay off the outstanding principal balance of the Loan at 100% of the principal amount outstanding at that time.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Nascent Wine Company, Inc.
                                                 (Registrant)

Date: April 2, 2009                   By:    /s/ Sandro Piancone
                                             ---------------------------------
                                                 Name: Sandro Piancone
                                                 Its:  Chief Executive Officer